As filed with the Securities and Exchange Commission on August 3, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABOVENET, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-2239561
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

360 HAMILTON AVENUE
 WHITE PLAINS, NEW YORK 10601
(Address, including zip code of principal executive offices)

AboveNet, Inc. 2010 Employee Stock Purchase Plan
(Full title of the plans)

Robert Sokota
 Senior Vice President, Secretary and General Counsel
 AboveNet, Inc.
 360 Hamilton Avenue
White Plains, New York 10601
 (914) 421-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Scott L. Kaufman
Wiggin and Dana LLP
450 Lexington Avenue, Suite 3800
 New York, NY  10017
 (212) 490-1700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share, and associated preferred share purchase right	300,000 Shares	$52.81	$15,843,000	$1,129.61

(1)
This Registration Statement registers an aggregate of 300,000 shares of common stock, $0.01 par value per share, which represents shares of common stock reserved for issuance under the AboveNet, Inc. 2010 Employee Stock Purchase Plan (the “2010 Plan”).  Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of common stock that become issuable under the 2010 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock of AboveNet, Inc.

(2)
Computed in accordance with Rules 457(c) and 457(h).  Such computation is based on a $52.81 share price (the average of the high and low prices as reported on the New York Stock Exchange on July 29, 2010).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2010 Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

  I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

There are hereby incorporated by reference in this Registration Statement of AboveNet, Inc. (the “Company”) the following documents and information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 16, 2010;
(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed with the Commission on May 10, 2010;
(c)	The Company’s Current Reports on Form 8-K filed with the Commission on January 28, 2010, March 5, 2010, May 10, 2010 and June 28, 2010;
(d)	The Company’s Proxy Statement filed with the Commission on May 14, 2010;
(e)
The description of the Company’s common stock contained in the Registration Statement on Form 8-A (File No. 001-34282) filed with the Commission on April 10, 2009, including all amendments and reports filed for the purpose of updating that description; and

(f)
The description of the preferred share purchase right associated with the Company’s common stock contained in the Registration Statement on Form 8-A (File No. 000-23269) filed with the Commission on August 3, 2009, including all amendments and reports filed for the purpose of updating that description.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement.  Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is a Delaware corporation.  Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another organization, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a present or former director or officer has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; provides that indemnification and advancement of expenses provided for by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a current or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

The Company’s certificate of incorporation generally provides that the Company shall, to the fullest extent permitted by the DGCL, and as provided in the Company’s bylaws, indemnify any and all of the Company’s officers and directors from and against all liabilities (including expenses) incurred for matters covered by the DGCL or the Company’s bylaws.

As permitted by the DGCL, the Company’s certificate of incorporation provides that no director shall be personally liable to the Company or to the Company’s stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Company or the Company’s stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.  The effect of this provision in the certificate of incorporation is to eliminate the Company’s rights and the rights of the Company’s stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (a) - (d), inclusive, above.  These provisions will not alter the liability of directors under federal securities laws.

The Company’s certificate of incorporation also requires the Company to pay the expenses incurred by an officer or a director in defending a civil or criminal action, suit, or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the Company.

The Company’s bylaws further provide that indemnification of directors or officers shall be made by the Company only as authorized in a specific case upon the determination that indemnification of the officer or director is proper under the circumstances because such person has met the applicable standard of conduct.  Such determination shall be made (i) by a majority vote of the Company’s directors who are not parties to the action, suit or proceeding, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no such directors, or if such directors so direct, by outside legal counsel in a written opinion, or (iv) by the Company’s stockholders.

 The Company also has in effect a directors and officers liability insurance policy indemnifying the Company’s directors and officers and the directors and officers of the Company’s subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act.  The Company pays the entire premium of this policy.

The Company believes that the Company’s certificate of incorporation and bylaw provisions and the Company’s directors and officers liability insurance policy are necessary to attract and retain qualified persons to serve as the Company’s directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.  EXHIBITS

Exhibit No.	Description of Exhibits

4.1
Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 29, 2003 (incorporated herein by reference to Form 8-A filed with the Commission on September 8, 2003).

4.2	Amended and Restated Bylaws adopted as of September 8, 2003 (incorporated herein by reference to Form 8-A filed with the Commission on September 8, 2003).

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Form 8-K filed with the Commission on August 4, 2006).

4.4	Form of Specimen Common Stock Certificate (incorporated herein by reference to Form 10-K filed with the Commission on May 13, 2008).

4.5
Amended and Restated Rights Agreement dated August 3, 2009 between AboveNet, Inc. and American Stock Transfer and Trust Company, including Form of Right Certificate (incorporated herein by reference to Form 8-K filed with the Commission on August 3, 2009).

4.6
Amendment to Amended and Restated Rights Agreement, dated as of January 26, 2010, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Form 8-K filed with the Commission on January 28, 2010).

4.7	AboveNet, Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to the Company’s Proxy Statement filed with the Commission on May 14, 2010)

5.1	Opinion of Wiggin and Dana LLP. *

23.1	Consent of Wiggin and Dana LLP (included in Exhibit No. 5.1 to this Registration Statement). *

23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP). *

24.1	Power of Attorney (included in the signature page of this Registration Statement). *

*	Filed herewith.

Item 9.  UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant ’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 3rd day of August, 2010.

ABOVENET, INC.

By:	/s/ Robert Sokota
Robert Sokota Senior Vice President, Secretary and General Counsel

POWER OF ATTORNEY

Each of the undersigned officers and directors of AboveNet, Inc. hereby severally and individually constitutes and appoints William G. LaPerch, Joseph P. Ciavarella and Robert Sokota, and each of them, as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 3, 2010	By:	/s/ William G. LaPerch
William G. LaPerch President, Chief Executive Officer and Director (Principal Executive Officer)

Date: August 3, 2010	By:	/s/ Joseph P. Ciavarella
Joseph P. Ciavarella Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: August 3, 2010	By:	/s/ Jeffrey A. Brodsky
Jeffrey A. Brodsky Director

Date: August 3, 2010	By:	/s/ Michael J. Embler
Michael J. Embler Director

Date: August 3, 2010	By:	/s/ Richard Postma
Richard Postma Director

Date: August 3, 2010	By:	/s/ Richard Shorten, Jr.
Richard Shorten, Jr. Director

Date: August 3, 2010	By:	/s/ Stuart Subotnick
Stuart Subotnick Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1
Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 29, 2003 (incorporated herein by reference to Form 8-A filed with the Commission on September 8, 2003).

4.2	Amended and Restated Bylaws adopted as of September 8, 2003 (incorporated herein by reference to Form 8-A filed with the Commission on September 8, 2003).

4.3	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Form 8-K filed with the Commission on August 4, 2006).

4.4	Form of Specimen Common Stock Certificate (incorporated herein by reference to Form 10-K filed with the Commission on May 13, 2008).

4.5
Amended and Restated Rights Agreement dated August 3, 2009 between AboveNet, Inc. and American Stock Transfer and Trust Company, including Form of Right Certificate (incorporated herein by reference to Form 8-K filed with the Commission on August 3, 2009).

4.6
Amendment to Amended and Restated Rights Agreement, dated as of January 26, 2010, between AboveNet, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Form 8-K filed with the Commission on January 28, 2010).

4.7	AboveNet, Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to the Company’s Proxy Statement filed with the Commission on May 14, 2010)

5.1	Opinion of Wiggin and Dana LLP. *

23.1	Consent of Wiggin and Dana LLP (included in Exhibit No. 5.1 to this Registration Statement). *

23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP). *

24.1	Power of Attorney (included in the signature page of this Registration Statement). *

*	Filed herewith.